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                                                                     Exhibit 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       AVISTAR COMMUNICATIONS CORPORATION



        Avistar Communications Corporation, a corporation organized and existing under laws of the State of Delaware, hereby certifies as follows:

        1. The name of the Corporation is Avistar Communications Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the state of Delaware on March 23, 2000 under the name Avistar Systems Corporation and was amended on March __, 2000 and April __, 2000, respectively.

        2 Pursuant to Sections 228, 242 and 245 of the General Corporation Laws of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

        3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of this corporation is Avistar Communications
Corporation.

        SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 260,000,000 shares. 250,000,000 shares shall be Common Stock, par value $.001 per share, and 10,000,000 shares shall be Preferred Stock, par value $.001 per share.

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series, to



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determine the designation of any series, and to fix the number of shares of any series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        FIFTH: "Qualified Public Offering" as used in this Certificate of Incorporation shall mean the corporation's initial firm commitment underwritten public offering pursuant to an effective registration under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of a Qualified Public Offering:

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be as set forth in the Bylaws of the corporation.

        Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

        2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of the corporation.

        3. The directors of the corporation need not be elected by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins, or unless the Bylaws so provide.

        4. Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.


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        5. At the election of directors of the corporation, each holder of stock or of any class or series of stock shall be entitled to cast as many votes as shall equal the number of votes which such stockholder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected and may cast all such votes for any director or for any two or more of them as such stockholder may see fit.

        SIXTH: Notwithstanding any other provision in this Certificate of Incorporation or in any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article FIFTH or this Article SIXTH.

        SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article SIXTH of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

        EIGHTH:

           1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach fiduciary duty as a director.

           2. The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

           3. Neither an amendment nor repeal of this Article I, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

        NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

        The foregoing Restated Certificate of Incorporation has been duly approved by the Board of Directors.



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        The foregoing Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 228 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation is _________ shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock.



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        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this ____ day of __________, 2000.



                                    AVISTAR COMMUNICATIONS CORPORATION



                                    By: /s/ GERALD J. BURNETT
                                       ----------------------------------------
                                       Gerald J. Burnett
                                       President and Chief Executive Officer


ATTEST:


/s/ R. STEPHEN HENRICHS
----------------------------------------
R. Stephen Heinrichs, Secretary





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